Exhibit 23.1

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB  T2P 4B9

Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Precision Drilling Corporation

We consent to the use of our reports, each dated March 12, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-194966, 333-189046, 333-189045, 333-221226) on Forms S-8 of Precision Drilling Corporation.

Chartered Professional Accountants

March 15, 2021

Calgary, Canada